FORM 10-K                                                                Page 59

Exhibit 23.1



                             MCGLADREY & PULLEN, LLP

             Consent of McGladrey & Pullen, LLP, Independent Auditor


We hereby consent to the incorporation by reference in Cone Mills Corporation's Registration Statements on Form S-8 (Nos. 33-31977; 33-31979; 33-51951; 33-51953; 33-67800 and 33-53705) of our reports; dated February 14, 1997, with respect to the consolidated financial statements and schedule included in the Annual Report on Form 10-K of Cone Mills Corporation for the fiscal year ended December 20, 1996.



                                                 /s/McGLADREY & PULLEN, LLP
                                                    MCGLADREY & PULLEN, LLP

Greensboro, North Carolina
March 24, 1997


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